                                                                    EXHIBIT 99.1


CONTACT:

Debra L. Nelson
Chief Financial Officer
Ibis Technology Corporation
(978) 777-4247

FOR IMMEDIATE RELEASE


             IBIS TECHNOLOGY ANNOUNCES FIRST QUARTER FY 2001 RESULTS

DANVERS, MA, April 26, 2001 -- Ibis Technology Corporation (NASDAQ: IBIS), the leading provider of SIMOX-SOI implantation equipment and wafers to the worldwide semiconductor industry, today announced its financial results for the first quarter ended March 31, 2001.

Revenues for the quarter were $3,201,000, up 57% as compared to $2,039,000 reported in the first quarter of 2000. SIMOX-SOI wafer sales increased 50% to $2,464,000 from $1,644,000 in the same quarter last year. Equipment revenue, generated from parts and service sales, increased 70% to $536,000 for the first quarter of 2001 as compared to $316,000 in 2000. Contract and other revenue increased to $201,000 from $79,000 in the first quarter of last year, primarily due to higher royalty revenue.

Net loss for the 2001 first quarter was $785,000, or $0.09 per share, compared to $371,000, or $0.05 per share, in the similar period a year ago. The year-over-year increase in the net loss reflects a lower gross margin on wafers due to increased fixed expenses, such as depreciation on equipment, as well as an increase in operating expenses, primarily research and development expenses.

Martin J. Reid, president and chief executive officer of Ibis Technology Corporation, stated, "We believe that virtually all major technology trends in the semiconductor industry are acting as drivers for our business. Shrinking feature sizes, copper interconnect, low-k dielectric materials, the need for reduced power consumption and the move to 300 mm wafers will all benefit from SOI, especially thin SOI. Consequently, we are aggressively pursuing our major technology initiatives, including the introduction of the new production-proven Advantox MLD process technology and the development of the new Ibis 2000 implanter, a true 300 mm bridge tool. Customer response to both of these advances is very positive."

"Although we recently reset our outlook for the second quarter and fiscal year 2001 in a press release of April 12, we remain confident that the semiconductor industry will continue to pursue the adoption of our SIMOX-SOI technology," continued Reid. "Many of the world's major chip makers have demonstrated plans to sample Ibis' Advantox MLD wafers within the next few quarters, and we are currently in the qualification process with one of our largest customers."


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IBIS TECHNOLOGY CORPORATION
April 26, 2001
Page Two


TELECONFERENCE AND SIMULTANEOUS WEBCAST
Ibis will host a teleconference to discuss its first quarter results on April 26, 2001 at 4:30 p.m. ET. The dial in number for the conference call will be
(719) 457-2638. A live webcast of the conference call will available at the Ibis Technology website at http://www.ibis.com or at www.streetevents.com. A replay of the call will be available on these websites for one week.

ABOUT IBIS TECHNOLOGY
Ibis Technology Corporation is the leading provider of SIMOX-SOI (Separation by Implantation of Oxygen-Silicon-On-Insulator) wafers and equipment for the worldwide semiconductor industry. The company is headquartered in Danvers, Massachusetts and maintains an office in Aptos, California. Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis's World Wide Web site at http://www.ibis.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This release may contain forward-looking statements that are subject to certain risks and uncertainties including statements regarding the technology trends in the semiconductor industry, the impact of such trends on the Company's business, the benefits of SOI, the semiconductor industry's adoption of SIMOX-SOI technology and the plans of major chip makers to sample Ibis' wafers. Such statements are based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including, but not limited to, product demand and market acceptance risks, general economic conditions, the impact of competitive products, technologies and pricing, the impact of rapidly changing technology, equipment capacity and supply constraints or difficulties, limitations on the ability to protect the Company's patents and proprietary technology, the Company's limited history with regard to sales of implanters, the cyclical nature of the semiconductor industry, and other risks described in the Company's Securities and Exchange Commission filings. All information set forth in this press release is as of April 26, 2001, and Ibis undertakes no duty to update this information unless required by law.


                          -- FINANCIAL TABLES FOLLOW --


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IBIS TECHNOLOGY CORPORATION
April 26, 2001
Page Three


                           IBIS TECHNOLOGY CORPORATION
                       CONDENSED STATEMENTS OF OPERATIONS


                                                                       FIRST QUARTER ENDED
                                                                             MARCH 31,
                                                                -----------------------------------
                                                                2001                           2000
                                                                ----                           ----

Product sales                                              $    2,464,000               $   1,644,000
Contract and other revenue                                        201,000                      79,000
Equipment revenue                                                 536,000                     316,000
                                                            -------------               -------------
   Total revenue                                                3,201,000                   2,039,000
                                                            -------------               -------------
Cost of product sales                                           1,793,000                     933,000
Cost of contract and other revenue                                 67,000                      52,000
Cost of equipment revenue                                         251,000                     132,000
                                                            -------------               -------------
   Gross profit                                                 1,090,000                     922,000
General & administrative                                          543,000                     447,000
Marketing & sales                                                 492,000                     427,000
Research & development                                          1,181,000                     913,000
                                                            -------------               -------------
   Loss from operations                                        (1,126,000)                   (865,000)
Other income                                                      341,000                     494,000
                                                            -------------               -------------
Net loss                                                   $     (785,000)              $    (371,000)
                                                            =============               =============
Net loss per share
   Basic                                                   $        (0.09)              $       (0.05)
   Diluted                                                 $        (0.09)              $       (0.05)
Weighted average number of shares
 used in per share calculation
   Basic                                                        8,352,450                   8,210,655
   Diluted                                                      8,352,450                   8,210,655


                            CONDENSED BALANCE SHEETS


                                                             MARCH 31, 2001            DECEMBER 31, 2000
                                                             --------------            -----------------

Assets
Current assets:
   Cash and cash equivalents                                $  22,549,000               $  26,366,000
   Accounts receivable                                          2,090,000                   1,210,000
   Unbilled revenue                                               256,000                     511,000
   Inventories                                                 10,436,000                  10,933,000
   Other current assets                                           359,000                     326,000
                                                            -------------               -------------
       Current assets                                          35,690,000                  39,346,000
Property and equipment                                         18,432,000                  14,542,000
Other assets                                                    2,323,000                   2,411,000
                                                            -------------               -------------
       Total assets                                         $  56,445,000               $  56,299,000
                                                            =============               =============

Liabilities and Stockholders' Equity
Current liabilities:
   Capital lease obligation, current                        $      12,000               $      12,000
   Accounts payable and other current liabilities               7,623,000                   6,749,000
                                                            -------------               -------------
       Current liabilities                                      7,635,000                   6,761,000
Capital lease obligation, long-term                                16,000                      19,000
Other liabilities                                                      --                          --
Stockholders' equity                                           48,794,000                  49,519,000
                                                            -------------               -------------
   Total liabilities and stockholders' equity               $  56,445,000               $  56,299,000
                                                            =============               =============

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